Exhibit 10.19

                                    AGREEMENT


     AGREEMENT ("Agreement"), dated as of December 20, 2006 between Conseco, Inc., a Delaware corporation (the "Company"), and James E. Hohmann ("Executive"), a citizen of the State of Illinois.

     WHEREAS Executive and the Company have agreed that Executive will resign from the Company as of December 31, 2006; and

     WHEREAS the parties wish to document the terms and conditions pertaining to the resignation;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     Section 1. Resignation. Executive hereby resigns, effective December 31, 2006 (the "Resignation Date"), from his positions as President and Chief Operating Officer of the Company. Executive hereby agrees to execute and deliver any and all further documentation reasonably requested by the Company in order to evidence and effect such resignation.

     Section 2. Compensation. Executive and the Company agree as follows:

          (a) Executive shall be paid any (A) base salary (at the rate of salary in effect immediately prior to the Resignation Date) to the extent earned but unpaid as of the Resignation Date, (B) accrued but unused vacation days and (C) reasonable business and fringe benefit expenses incurred by him prior to the Resignation Date in accordance with Company policy in effect on the Resignation Date which have not yet been reimbursed. Such payment shall be made in accordance with the Company's standard payroll and expense reimbursement practices.

          (b) Executive will not be entitled to any bonus with respect to 2006.

          (c) All unvested stock options and restricted stock awards previously granted by the Company to Executive shall be cancelled as of December 31, 2006.

     Section 3. Disclosure of Information; Covenants Against Competition and Solicitation. At Executive's request, the Company has agreed to waive the provisions of Sections 9(b) and (c) of the Employment Agreement between the Company and Executive dated August 9, 2006 (the "Employment Agreement") solely with respect to Executive's proposed employment by Allstate Insurance Company or any affiliate thereof. Executive acknowledges and agrees that he shall continue to be bound by the other restrictive covenants set forth in Sections 8 and 9 (including, without limitation, Section 9(a) which provides that, for a period continuing until one year after the Resignation Date, Executive shall not, directly or indirectly, anywhere in the United States of America, (i) solicit or attempt to convert to other insurance carriers or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its affiliates, any customers or policyholders of the Company or any of its affiliates or (ii) solicit for employment or knowingly employ any


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employee of the Company or any of its affiliates) of the Employment Agreement as if such covenants were set forth in this Agreement, except that the Company and Executive agree that only solicitation by, or with the involvement of, Executive will be considered a violation of (i) above. In consideration for the foregoing waiver and the other provisions of this Agreement, Executive agrees to execute and deliver to the Company on or after the Resignation Date but prior to any final payments specified in Section 2 above a General Release substantially in the form attached hereto as Exhibit A.

     Section 4. Mutual Non-disparagement. Executive agrees to act in a professional manner and not make any disparaging or negative statements regarding the Company, its subsidiaries, affiliates, divisions or parent companies or their officers, directors or executives, including any such statements about the prospects of the Company, its affiliates, subsidiaries or divisions. The Company agrees not to make any disparaging or negative statements regarding Executive.

     Section 5. General Release. As a material inducement to the Company to enter into this Agreement, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This General Release pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This General Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this General Release does not apply to: (i) claims that arise after the execution of this Agreement; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This General Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this General Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or

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testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

     Section 6. Indemnification: D&O Coverage. The Company shall continue to indemnify Executive and provide directors' and officers' liability insurance coverage (including, where required, legal defense) for actions prior to the Resignation Date to the same extent it indemnifies and provides liability insurance coverage to then current officers and directors of the Company.

     Section 7. Binding Effect; Revocation; Modification. The parties understand and agree that this Agreement is final and binding and constitutes the complete and exclusive statement of the terms and conditions relating to Executive's resignation; that, except as otherwise specifically provided herein, this Agreement supersedes all prior agreements and understandings (oral or written) between Executive and the Releasees relating to Executive's employment, Resignation Date, or otherwise, including but not limited to the Employment Agreement; that no representations or commitments were made by the parties to induce this Agreement other than as expressly set forth herein; that the consideration provided to Executive in exchange for the General Release exceeds that to which he is otherwise entitled to, and that this Agreement is fully understood by the parties. Notwithstanding the foregoing, Executive's equity award agreements are not superseded by this Agreement. Executive further represents that Executive has had the opportunity and time to consult with legal counsel and other personal or financial advisors of his own choosing concerning the provisions of the General Release and that Executive has been given twenty-one (21) days within which to execute the General Release and seven (7) days following that execution to revoke the General Release. To be effective, any such revocation must be in writing and actually delivered no later than the close of business on the 7th day following Executive's execution of the General Release to the office of the Company's General Counsel. No obligation upon the Company set forth herein shall be effective, and no payment or other benefit shall be required to be made or provided to Executive hereunder, any earlier than the 8th day following Executive's execution of the General Release. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by the party against whom enforcement of the modification is sought.

     Section 8. Miscellaneous. Sections 14, 15, 16, 18, and 19 of the Employment Agreement are incorporated herein by this reference. This Agreement shall inure to the benefit of the Releasees (as defined in Exhibit A) and to their heirs, administrators, representatives, executors, successors and assigns.

     Section 9. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  Conseco, Inc.


                                  By  /s/ C. James Prieur
                                    --------------------------------
                                  Name: C. James Prieur
                                  Title: Chief Executive Officer

                                  /s/ James E. Hohmann
                                  ----------------------------------
                                          James E. Hohmann


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                                    EXHIBIT A
                                 GENERAL RELEASE

As a material inducement to the Company to enter into the Agreement and for and in consideration of the payments and other benefits provided therein, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This release ("Release") pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this Release does not apply to:
(i) claims that arise after the execution of the General Release; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

IN WITNESS WHEREOF, I have executed this General Release this 31st day of December, 2006.


                                                    ---------------------------
                                                    James E. Hohmann